                                                                     EXHIBIT 1.1
                               1,700,000 Shares

                       FUSION MEDICAL TECHNOLOGIES, INC.

                                 Common Stock

                          PLACEMENT AGENCY AGREEMENT



___________, 1999

ING Baring Furman Selz LLC
55 East 52nd Street, 33rd Floor
New York, New York 10055

Ladies and Gentlemen:

  Fusion Medical Technologies, Inc., a Delaware corporation (the "Company"), proposes to issue and sell (the "Offering") up to an aggregate of 1,700,000 shares (the "Shares") of common stock, par value $0.001 per share (the "Common Stock"), principally to selected institutional investors (collectively, "Investors"). The Company desires to engage you as its placement agent (the "Placement Agent") in connection with the Offering.

  The Company hereby confirms its agreements with the Placement Agent as follows:

  1. Agreement To Act As Placement Agent. On the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions of this Agreement, the Placement Agent agrees to act as the Company's exclusive placement agent, on a best efforts basis, in connection with the issuance and sale by the Company of the Shares to Investors. The Company shall pay to the Placement Agent in the aggregate 6% of the proceeds received by the Company from the sale of the Shares in the Offering. If the Placement Agent presents to the Company Qualified Indications of Interest (defined hereinafter) from one or several Investors, which, in the aggregate, amount to $10.0 million or greater, and the Company does not accept at least $10.0 million of such funds, then the Cash Placement Fee set forth in the preceding sentence shall amount to $600,000. For purpose of this Agreement, a Qualified Indication of Interest shall mean an oral or written proposal to purchase securities of the Company offered pursuant to the Offering at a price per share equal to or in excess of 85% of the average closing price of the Company's common stock (as traded on the

                                       1.
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Nasdaq National Market) for (i) the ten (10) trading days immediately preceding the presentation by the Placement Agent to the Company of the list of the minimum amount of Qualified Indications of Interest (the "Presentation Date") or
(ii) the trading days from January 1, 1999 to the Presentation Date, whichever is higher. The Company will also reimburse the Placement Agent for certain out-of-pocket expenses up to a maximum of $75,000 in accordance with Section 5 of this Agreement.

  2. Delivery and Payment. On or prior to the Effective Date (as defined below), the Company, the Placement Agent and ________________________, as escrow agent (the "Escrow Agent"), shall enter into an escrow agreement in customary form mutually acceptable to the Company, the Placement Agent and the Escrow Agent (the "Escrow Agreement"), pursuant to which an escrow account will be established, at the Company's expense, for the benefit of Investors (the "Escrow Account"). The Escrow Agreement will provide that, prior to the Closing Date,
(i) each Investor will deposit in the Escrow Account an amount equal to the price per Share multiplied by the number of Shares purchased by it, and (ii) the Escrow Agent will notify the Company and the Placement Agent in writing whether such Investors have deposited in the Escrow Account funds in an amount which shall equal the proceeds of the sale of not fewer than _________ of the Shares offered in the Offering (the "Requisite Funds"). At 9:00 a.m., New York City time, on such date as may be agreed upon by the Company and the Placement Agent (such date is hereinafter referred to as the "Closing Date"), the Escrow Agent will release the Requisite Funds from the Escrow Account for collection by the Company and the Placement Agent as provided in the Escrow Agreement and the Company shall deliver the Shares to Investors, which delivery may be made through the facilities of the Depository Trust Company. The closing of the Offering (the "Closing") shall take place at the offices of Wilson Sonsini Goodrich & Rosati, Palo Alto, California. All actions taken at the Closing shall be deemed to have occurred simultaneously.

  3. Representations and Warranties of the Company. The Company hereby represents and warrants to the Placement Agent as follows:

      (a) A registration statement on Form S-l (File No. 333-72001) under the Securities Act of 1933 as amended (the "Act"), with respect to the Shares, including a form of prospectus subject to completion, has been prepared by the Company in conformity with the requirements of the Act and the rules and regulations of the Securities and Exchange Commission (the "Commission") thereunder (the "Rules and Regulations"). Such registration statement has been filed with the Commission under the Act, and one or more amendments to such registration statement (including any post-effective amendment thereto and any registration statement filed under Rule 462(b) of the Commission relating thereto) may also have been so filed. After the execution of this Agreement, the Company shall file with the Commission either (i) if such registration statement, as it may have been amended, has been declared by the Commission to be

                                       2.
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effective under the Act, a prospectus in the form most recently included in an amendment to such registration statement filed with the Commission (or, if no such amendment shall have been filed, in such registration statement), with such insertions and changes as are required by Rule 430A under the Act or permitted by Rule 424(b) under the Act as shall have been provided to and approved by the Placement Agent prior to the filing thereof, or (ii) if such registration statement, as it may have been amended, has not been declared by the Commission to be effective under the Act, an amendment to such registration statement, including a form of prospectus, a copy of which amendment has been furnished to and approved by the Placement Agent prior to the filing thereof. As used in this Agreement, the term "Registration Statement" means such registration statement, as amended at the time when it was or is declared effective, including all financial schedules and exhibits thereto; the Registration Statement shall be deemed to include any information omitted therefrom pursuant to Rule 430A under the Act and included in the Prospectus (as hereinafter defined) and shall also mean any registration statement filed pursuant to Rule 462(b) under the Act; the term "Preliminary Prospectus" means each prospectus subject to completion contained in such registration statement or any amendment thereto (including the prospectus subject to completion, if any, included in the Registration Statement or any amendment thereto or filed pursuant to Rule 424(a) under the Act at the time it was or is declared effective); and the term "Prospectus" means the prospectus first filed with the Commission pursuant to Rule 424(b) under the Act or, if no prospectus is required to be filed pursuant to said Rule 424(b), such term means the prospectus included in the Registration Statement.

      (b) Neither the Commission nor any state securities commission has issued any order preventing or suspending the use of any Preliminary Prospectus or has instituted or threatened to institute any proceedings with respect to such an order. When any Preliminary Prospectus was filed with the Commission it (i) contained all statements required to be stated therein in accordance with, and complied in all material respects with the requirements of, the Act and the Rules and Regulations and (ii) did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. When the Registration Statement or any amendment thereto was or is declared effective, it (A) contained or will contain all statements required to be stated therein in accordance with, and complied or will comply in all material respects with the requirements of, the Act and the Rules and Regulations and (B) did not or will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading. When the Prospectus and when any amendment or supplement thereto is filed with the Commission pursuant to Rule 424(b) (or, if the Prospectus or such amendment or supplement is not required to be so filed, when the Registration Statement and when any amendment thereto containing such amendment or supplement to the Prospectus was or is declared effective) and at all times

                                       3.

subsequent thereto up to and including the Closing Date (as defined in Section 2 hereof), the Prospectus, as amended or supplemented at any such time,
(I) contained or will contain all statements required to be stated therein in accordance with, and complied or will comply in all material respects with the requirements of, the Act and the Rules and Regulations and (II) did not or will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing provisions of this paragraph (b) shall not apply to statements or omissions made in any Preliminary Prospectus which have been corrected in a subsequent Preliminary Prospectus or the Prospectus or to statements or omissions made in any Preliminary Prospectus, the Registration Statement or any amendment thereto or the Prospectus or any amendment or supplement thereto in reliance upon, and in conformity with, information furnished in writing to the Company by the Placement Agent expressly for use therein.

      (c) The Company and each of its subsidiaries (i) is a duly incorporated and validly existing corporation in good standing under the laws of its jurisdiction of incorporation, with full power and authority, corporate and other, to own or lease its properties and to conduct its business as described in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus); and (ii) is duly qualified to do business as a foreign corporation and is in good standing in California and in each other jurisdiction (A) in which the conduct of its business requires such qualification (except for those jurisdictions in which the failure so to qualify has not had and will not have a Material Adverse Effect (as hereinafter defined)) and (B) in which it owns or leases property. "Material Adverse Effect" means, when used in connection with the Company or its subsidiaries, any development, change or effect that is materially adverse to the business, properties, assets, net worth, condition (financial or other), results of operations or prospects of the Company and its subsidiaries taken as a whole.

      (d) The Company has the duly authorized and validly outstanding capitalization set forth under the caption "Capitalization" in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) and will have the adjusted capitalization set forth therein on the Closing Date, based on the assumptions set forth therein. The securities of the Company conform to the descriptions thereof contained in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus). The outstanding shares of Common Stock have been duly authorized and validly issued by the Company and are fully paid and nonassessable. Except as created hereby or referred to in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), there are no outstanding options, warrants, rights or other arrangements requiring the Company or any subsidiary at any time to issue any capital stock. No holders of outstanding shares of capital stock of the Company are entitled as such to any preemptive or other rights to subscribe for any of the

                                       4.

Shares, and neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to, the registration of any securities of the Company. The Shares have been duly authorized, on the Closing Date, after payment therefor in accordance with the terms of this Agreement, (A) the Shares to be sold by the Company hereunder will be validly issued, fully paid and nonassessable, and (B) good and marketable title to the Shares will pass to the Investors on the Closing Date free and clear of any lien, encumbrance, security interest, claim or other restriction whatsoever. All the outstanding shares of capital stock of each subsidiary has been duly authorized and validly issued, are fully paid and nonassessable and are owned directly by the Company, free and clear of any lien, encumbrance, security interest, claim or other restriction whatsoever. The Shares have been listed for quotation on the Nasdaq National Market.

      (e) The consolidated financial statements and the related notes and schedules thereto included in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) fairly present the consolidated financial condition, results of operations, stockholders' equity and cash flows of the Company and its subsidiaries at the dates and for the periods specified therein. Such financial statements and the related notes and schedules thereto have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise noted therein) and such financial statements as are audited have been examined by PricewaterhouseCoopers LLP, who are independent public accountants within the meaning of the Act and the Rules and Regulations, as indicated in their reports filed therewith. The selected financial information and statistical data set forth under the caption "Selected Financial Information" in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) have been prepared on a basis consistent with the consolidated financial statements of the Company and its subsidiaries.

      (f) The Company and each of its subsidiaries have filed all necessary federal, state and local income, franchise and other material tax returns and have paid all taxes shown as due thereunder, and the Company has no knowledge of any tax deficiency which might be assessed against the Company which, if so assessed, may have a Materially Adverse Effect.

      (g) The Company and each of its subsidiaries maintain insurance of the types and in amounts which they reasonably believe to be adequate for their business in such amounts and with such deductibles as is customary for companies in the same or similar business, all of which insurance is in full force and effect.

                                       5.
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      (h)  Except as disclosed in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), there is no action, suit, proceeding or investigation pending or threatened before or by any court, regulatory body or administrative agency or any other governmental agency or body, domestic or foreign, which (i) questions the validity of the capital stock of the Company or this Agreement or of any action taken or to be taken by the Company pursuant to or in connection with this Agreement, (ii) is required to be disclosed in the Registration Statement which is not so disclosed (and such proceedings, if any, as are summarized in the Registration Statement are accurately summarized in all material respects), or (iii) may have a Material Adverse Effect.

      (i) The Company has full legal right, power and authority to enter into this Agreement and the Escrow Agreement and to consummate the transactions provided for herein and therein. Each of this Agreement and the Escrow Agreement has been duly authorized, executed and delivered by the Company and, assuming they are binding agreements of yours, constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting the enforcement of creditors' rights and the application of equitable principles relating to the availability of remedies and except as rights to indemnity or contribution may be limited by federal or state securities laws and the public policy underlying such laws), and none of the Company's execution or delivery of this Agreement or the Escrow Agreement, its performance hereunder or thereunder, its consummation of the transactions contemplated herein or therein, its application of the net proceeds of the offering in the manner set forth under the caption "Use of Proceeds" or the conduct of its business as described in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), conflicts or will conflict with or results or will result in any breach or violation of any of the terms or provisions of, or constitutes or will constitute a default under, causes or will cause (or permits or will permit) the maturation or acceleration of any liability or obligation or the termination of any right under, or result in the creation or imposition of any lien, charge, or encumbrance upon, any property or assets of the Company or any of its subsidiaries pursuant to the terms of (i) the certificate of incorporation or by-laws of the Company or any of its subsidiaries, (ii) any indenture, mortgage, deed of trust, voting trust agreement, stockholders' agreement, note agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of them are or may be bound or to which any of their respective property is or may be subject or (iii) any statute, judgment, decree, order, rule or regulation applicable to the Company or any of its subsidiaries of any government, arbitrator, court, regulatory body or administrative agency or other governmental agency

                                       6.
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or body, domestic or foreign, having jurisdiction over the Company, any of its subsidiaries or any of their respective activities or properties.

      (j) All executed agreements or copies of executed agreements filed or incorporated by reference as exhibits to the Registration Statement to which the Company or any of its subsidiaries is a party or by which any of them are or may be bound or to which any of their assets, properties or businesses is or may be subject have been duly and validly authorized, executed and delivered by the Company or such subsidiary, as the case may be, and constitute the legal, valid and binding agreements of the Company or such subsidiary, as the case may be, enforceable against it in accordance with their respective terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to enforcement of creditors' rights generally, and general equitable principles relating to the availability of remedies, and except as rights to indemnity or contribution may be limited by federal or state securities laws and the public policy underlying such laws). The descriptions in the Registration Statement of contracts and other documents are accurate and fairly present the information required to be shown with respect thereto by the Act and the Rules and Regulations, and there are no contracts or other documents which are required by the Act or the Rules and Regulations to be described in the Registration Statement or filed as exhibits to the Registration Statement which are not described or filed as required or incorporated therein by reference, and the exhibits which have been filed are complete and correct copies of the documents of which they purport to be copies.

      (k) Subsequent to the most recent respective dates as of which information is given in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), and except as expressly contemplated therein, neither the Company nor any of its subsidiaries has incurred, other than in the ordinary course of its business, any material liabilities or obligations, direct or contingent, purchased any of its outstanding capital stock, paid or declared any dividends or other distributions on its capital stock or entered into any material transactions not in the ordinary course of business, and there has been no material change in capital stock or debt or any material adverse change in the business, properties, assets, net worth, condition (financial or other), or results of operations or prospects of the Company and its subsidiaries taken as a whole. Neither the Company nor any of its subsidiaries (or the manner in which either of them conducts its business) is in breach or violation of, or in default under, any term or provision of (i) its certificate of incorporation or bylaws, (ii) any indenture, mortgage, deed of trust, voting trust agreement, stockholders' agreement, note agreement or other agreement or instrument to which it is a party or by which it is or may be bound or to which any of its property is or may be subject, or any indebtedness, the effect of which breach or default singly or in the aggregate may have a Material Adverse Effect, or (iii) any statute, judgment, decree, order, rule or regulation applicable to the Company or any of its subsidiaries or of any arbitrator, court, regulatory body, administrative agency or

                                       7.
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any other governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their respective activities or properties and the effect of which breach or default singly or in the aggregate may have a Material Adverse Effect.

      (l) No labor disturbance by the employees of the Company or any of its subsidiaries exists or is imminent which may have a Material Adverse
Effect.

      (m) Since its inception, the Company has not incurred any material liability arising under or as a result of the application of the provisions of the Act.

      (n) (i) The Company and its subsidiaries own or possess valid and enforceable licenses for all inventions, patents, patent applications, trademarks (registered or unregistered), trademark applications, tradenames, copyrights, manufacturing processes, formulae, trade secrets, know-how, and other intangible property and assets necessary to the conduct of their business now conducted as described in the Prospectus (collectively, "Intellectual Property") and the Company does not know of any facts which would form a reasonable basis for a claim that the Company or any of its Subsidiaries do not own or possess valid and enforceable licenses for all Intellectual Property necessary to the conduct of their business proposed to be conducted as described in the Prospectus; (ii) the Company has no knowledge that it or any of its subsidiaries lack or will be unable to obtain any rights or licenses to use any of the Intellectual Property; (iii) the Company does not know of any third parties who have or will be able to establish rights to any of the Intellectual Property; (iv) to the Company's knowledge, there is no infringement by third parties of any of the Intellectual Property; (v) there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others challenging the Company's or any subsidiary's rights of title or other interest in or to any Intellectual Property, and the Company does not know of any facts which would form a reasonable basis for any such claim; (vi) except as disclosed in the Prospectus, there is no pending, or, to the Company's knowledge, threatened action, suit, proceeding or claim by others challenging the validity and scope of any Intellectual Property, and the Company does not know of any facts which would form a reasonable basis for any such claim; (vii) there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others that the Company or any of its subsidiaries or any of their products or processes infringe or otherwise violate any patent, trademark, copyright, trade secret or other proprietary right of others, and the Company is unaware of any facts which would form a reasonable basis for any such claim;
(viii) except as disclosed in the Prospectus, to the Company's knowledge, there are no grounds for an interference proceeding before the United States Patent and Trademark Office in relation to any of the patents or patent applications currently owned by the Company or any of its subsidiaries; (ix) to the Company's knowledge, there are no facts which would bar the grant of a patent from each of the patent applications within the Intellectual Property; (x) there is no pending or, to

                                       8.
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the Company's knowledge, threatened action, suit, proceeding or claim by any current or former employee, consultant or agent of the Company or any of its subsidiaries seeking either ownership rights to any invention or compensation from the Company or any of its subsidiaries for any invention made by such employee, consultant or agent in the course of his/her employment with the Company or any of its subsidiaries, nor, to the Company's knowledge, can any such action, suit, proceeding or claim, if instituted, be sustained; and (xi) there is no act or omission by the Company or its agents or representatives of which the Company has knowledge that may render any patent or patent application within the Intellectual Property unpatentable, unenforceable or invalid. The Prospectus fairly and accurately describes in all material respects the Company's and its subsidiaries' rights with respect to the Intellectual Property.

      (o) To the best of the Company's knowledge, the issued patents owned by, or licensed to, the Company and described in the Registration Statement and Prospectus are valid and enforceable patents. Except as described in the Registration Statement and Prospectus and in the agreements referred to therein, no other entity or individual has any right or claim in any of such issued patents. The patent applications owned by, or licensed to, the Company and described in the Registration Statement and Prospectus have been properly prepared and filed and are being diligently pursued on behalf of the Company, and each of such patent applications is owned or controlled by the Company, and no other entity or individual has any right or claim in any of the patent applications or any patent to be issued therefrom, except as described in the Registration Statement and Prospectus and in the agreements referred to therein. To the best of the Company's knowledge, each patent application owned by or licensed to the Company and described in the Registration Statement and Prospectus discloses patentable subject matter.

      (p) The human clinical trials conducted by the Company or in which the Company has participated that are described in the Registration Statement and Prospectus or the results of which are referred to in the Registration Statement and Prospectus, and, to the best of the Company's knowledge, such studies and tests conducted on behalf of the Company, were and, if still pending, are being conducted in accordance with experimental protocols, procedures and controls pursuant to accepted professional scientific standards for the clinical study of new medical devices; the descriptions of the results of such studies, tests and trials contained in the Registration Statement and Prospectus are accurate and complete in all material respects, and the Company has no knowledge of any other trials, studies or tests, the results of which reasonably call into question the results described or referred to in the Registration Statement and Prospectus; and the Company has not received any notices or correspondence from the Food and Drug Administration ("FDA") or any other governmental agency requiring the termination, suspension or modification of any clinical trials conducted by, or on behalf of, the Company or in which the Company has participated that are described in the

                                       9.
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Registration Statement and Prospectus or the results of which are referred to in the Registration Statement and Prospectus.

      (q) No consent, approval, authorization or order of or filing with any court, regulatory body, administrative agency or any other governmental agency or body, domestic or foreign, is required for the performance of this Agreement or the consummation of the transactions contemplated hereby, except such as have been or may be obtained under the Act or may be required under state securities or Blue Sky laws in connection with the transactions contemplated by this Agreement and the Escrow Agreement.

      (r) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities under the Registration Statement (other than those that have been disclosed in the Prospectus or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), that have not been waived with respect to the Registration Statement.

      (s) Neither the Company nor any of its officers, directors or affiliates (within the meaning of the Rules and Regulations) has taken, directly or indirectly, any action designed to stabilize or manipulate the price of any security of the Company, or which has constituted or which might in the future reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of the Shares or otherwise.

      (t) Each of the Company and its subsidiaries has good and marketable title to, or valid and enforceable leasehold interests in, all properties and assets owned or leased by it, free and clear of all liens, encumbrances, security interests, claims, restrictions, equities, claims and defects, except
(i) such as are described in the Registration Statement and Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), or such as do not materially adversely affect the value of any of such properties or assets taken as a whole and do not materially interfere with the use made and proposed to be made of any of such properties or assets, and (ii) liens for taxes not yet due and payable as to which appropriate reserves have been established and reflected in the financial statements included in the Registration Statement. The Company owns or leases all such properties as are necessary to its operations as now conducted, and as proposed to be conducted as set forth in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus); and the properties and business of the Company and its subsidiaries conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary

                                      10.

Prospectus). All the material leases and subleases of the Company and its subsidiaries, and under which the Company or any subsidiary holds properties or assets as lessee or sublessee, constitute valid leasehold interests of the Company or such subsidiary free and clear of any lien, encumbrance, security interest, restriction, equity, claim or defect, are in full force and effect, and neither the Company nor any subsidiary is in default in respect of any of the material terms or provisions of any such material leases or subleases, and neither the Company nor any subsidiary has notice of any claim which has been asserted by anyone adverse to the Company's or any of its subsidiary's rights as lessee or sublessee under either the material lease or sublease, or affecting or questioning the Company's or any subsidiary's right to the continued possession of the leased or subleased premises under any such material lease or sublease, which may have a Material Adverse Effect.

      (u) Neither the Company nor any subsidiary has violated any applicable environmental, safety, health or similar law applicable to the business of the Company, nor any federal or state law relating to discrimination in the hiring, promotion, or pay of employees, nor any applicable federal or state wages and hours law, nor any provisions of ERISA or the rules and regulations promulgated thereunder, the consequences of which violation may have a Material Adverse Effect.

      (v) Each of the Company and its subsidiaries holds all franchises, licenses, permits, approvals, certificates and other authorizations from federal, state and other governmental or regulatory authorities, including, but not limited to the FDA and any foreign regulatory authorities performing functions similar to those performed by the FDA, necessary to the ownership, leasing and operation of its properties or required for the present conduct of its business, and such franchises, licenses, permits, approvals, certificates and other governmental authorizations are in full force and effect and the Company and its subsidiaries are in compliance therewith in all material respects except where the failure so to obtain, maintain or comply with would not have a Material Adverse Effect. All of the descriptions in the Registration Statement and Prospectus of the legal and governmental proceedings by and before the FDA or any foreign state or local government body exercising comparable authority are true, complete and accurate in all material respects.

      (w) No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary's capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary's property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus).

                                      11.
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      (x)  Neither the Company nor any of its subsidiaries is (i) in violation of its certificate of incorporation or bylaws, (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any bond, debenture, note or other evidence of indebtedness, which default would have a Material Adverse Effect, (iii) in default in the performance or observance of any contract, indenture, mortgage, loan agreement joint venture or other agreement or instrument to which it is a party or by which its or any of its properties are bound, which default would have a Material Adverse Effect, or (iv) in violation of any law, order, rule, regulation, writ, injunction, judgment or decree of any court of government agency or body to which the Company is subject, including, but not limited to, the FDA, which violation would have a Material Adverse Effect.

      (y) The Company and its subsidiaries are (i) in compliance with any and all applicable United States, foreign, state and local environmental laws, rules, regulations, treaties, statutes and codes promulgated by any and all governmental authorities relating to the protection of human health and safety, the environment or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct their business as currently conducted, and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except, in the case of each of clauses (i) through (iii), above, where such noncompliance with Environmental Laws, failure to receive required permit licenses or other approvals would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect. No action, proceeding, revocation proceeding, writ, injunction or claim is pending or, to the Company's knowledge, threatened against the Company or its subsidiaries relating to the Environmental Laws or to their activities involving Hazardous Materials. "Hazardous Materials" means for purposes of this Agreement any material or substance (i) that is prohibited or regulated by any environmental law, rule, regulation, order, treaty, statute or code promulgated by any governmental authority, or any amendment or modification thereto, or (ii) that has been designated or regulated by any governmental authority as radioactive, toxic, hazardous or otherwise a danger to health, reproduction or the environment. The Company and its subsidiaries have not engaged in the generation, use, manufacture, transportation or storage of any Hazardous Materials on any of their properties or former properties, except where such use, manufacture, transportation or storage is in compliance in all material respects with Environmental Laws. The Company and its subsidiaries have not disposed of any, and to the Company's knowledge, no parties other than the Company and its subsidiaries have disposed of, Hazardous Materials on any of their properties or on properties formerly owned or leased by them during the time of such ownership or lease, except in compliance in all material respects with Environmental Laws. To the Company's knowledge, no spills, discharges, releases, deposits, emplacements, leaks or disposal of any Hazardous Materials have occurred on

                                      12.

or under or have emanated from any of the Company's or its subsidiaries' properties or former properties during the time of their ownership or lease thereof except in compliance in all respects with Environmental Laws or that would not be reasonably likely to have a Material Adverse Effect, and except as disclosed in the Prospectus, the Company has no knowledge of any spills, discharges, releases, deposits, emplacements, leaks or disposal of any Hazardous Materials that have occurred on or under or have emanated from any of the Company's or subsidiaries' properties or former properties prior to the Company's or subsidiaries' ownership or lease thereof.

      (z) Except as disclosed in the Prospectus, there are no business relationships or related party transactions required to be disclosed therein by
Item 404 of Regulation S-K of the Commission.

      (aa) The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

      (bb) The Company and its subsidiaries have not at any time during the last five years (i) made any unlawful contribution to any candidate for foreign office, or failed to disclose fully any contribution in violation of law, or
(ii) made any payment to any foreign, United States or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States.

   4.  Covenants of the Company.  The company covenants and agrees as follows:

      (a) The Company will use its best efforts to cause the Registration Statement, if not effective at the time of execution of this Agreement, and any amendments thereto to become effective as promptly as practicable. If required, the Company will file the Prospectus and any amendment or supplement thereto with the Commission in the manner and within the time period required by Rule 424(b) under the Act. During any time when a prospectus relating to the Shares is required to be delivered under the Act, the Company (i) will comply with all requirements imposed upon it by the Act and the Rules and Regulations to the extent necessary to permit the continuance of sales of or dealings in the Shares in accordance with the provisions hereof and of the

                                      13.

Prospectus, as then amended or supplemented, and (ii) will not file with the Commission the prospectus or the amendment referred to in the third sentence of
Section 3(a) hereof, any amendment or supplement to such prospectus or any amendment to the Registration Statement of which the Placement Agent shall not previously have been advised and furnished with a copy a reasonable period of time prior to the proposed filing and as to which filing the Placement Agent shall not have given their consent.

      (b) As soon as the Company is advised or obtains knowledge thereof, the Company will advise the Placement Agent (i) when the Registration Statement, as amended, has become effective; if the provisions of Rule 430A promulgated under the Act will be relied upon, when the Prospectus has been filed in accordance with said Rule 430A and when any post-effective amendment to the Registration Statement becomes effective; (ii) of any request made by the Commission for amending the Registration Statement, for supplementing any Preliminary Prospectus or the Prospectus or for additional information, or (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto or the institution or threat of any investigation or proceeding for that purpose, and will use its best efforts to prevent the issuance of any such order and, if issued, to obtain the lifting thereof as soon as possible.

      (c) The Company will (i) use its best efforts to arrange for the qualification of the Shares for offer and sale under the state securities or blue sky laws of such jurisdictions as the Placement Agent may designate, (ii) continue such qualifications in effect for as long as may be necessary to complete the distribution of the Shares, and (iii) make such applications, file such documents and furnish such information as may be required for the purposes set forth in clauses (i) and (ii); provided, however, that the Company shall not be required to qualify as a foreign corporation or file a general or unlimited consent to service of process in any such jurisdiction.

      (d) The Company consents to the use of the Prospectus (and any amendment or supplement thereto) by the Placement Agent in connection with the offering or sale of the Shares and for such period of time thereafter as the Prospectus is required by law to be delivered in connection therewith. If, at any time when a prospectus relating to the Shares is required to be delivered under the Act, any event occurs as a result of which the Prospectus, as then amended or supplemented, would include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading, or if it becomes necessary at any time to amend or supplement the Prospectus to comply with the Act or the Rules and Regulations, the Company promptly will so notify the Placement Agent and, subject to Section 4(a) hereof, will prepare and file with the Commission an amendment to the

                                      14.

Registration Statement or an amendment or supplement to the Prospectus which will correct such statement or omission or effect such compliance, each such amendment or supplement to be reasonably satisfactory to counsel to the Placement Agent.

      (e) As soon as practicable, but in any event not later than 45 days after the end of the 12-month period beginning on the day after the end of the fiscal quarter of the Company during which the effective date of the Registration Statement occurs (90 days in the event that the end of such fiscal quarter is the end of the Company's fiscal year), the Company will make generally available to its security holders, in the manner specified in Rule 158(b) of the Rules and Regulations, and to the Placement Agent, an earnings statement which will be in the detail required by, and will otherwise comply with, the provisions of
Section 11(a) of the Act and Rule 158(a) of the Rules and Regulations, which statement need not be audited unless required by the Act or the Rules and Regulations, covering a period of at least 12 consecutive months after the effective date of the Registration Statement.

      (f) During a period of five years after the date hereof, the Company will furnish to its stockholders, as soon as practicable, annual reports (including financial statements audited by independent public accountants) and unaudited quarterly reports of earnings, and will deliver to the Placement Agent:

           (i) concurrently with furnishing such quarterly reports to its stockholders, statements of income of the Company for each quarter in the form furnished to the Company's stockholders and certified by the Company's principal financial or accounting officer;

           (ii) concurrently with furnishing such annual reports to its stockholders, a balance sheet of the Company as at the end of the preceding fiscal year, together with statements of operations, stockholders' equity, and cash flows of the Company for such fiscal year, accompanied by a copy of the report thereon of independent public accountants;

           (iii) as soon as they are available, copies of all information (financial or other) mailed to stockholders;

           (iv) as soon as they are available, copies of all reports and financial statements furnished to or filed with the Commission, the National Association of Securities Dealers, Inc. ("NASD") or any securities exchange;

           (v) every press release and every material news item or article of interest to the financial community in respect of the Company or its affairs which was released or prepared by the Company; and

                                      15.

           (vi) any additional information of a public nature concerning the Company or its business which the Placement Agent may reasonably request.

  During such five-year period, if the Company has active subsidiaries, the foregoing financial statements will be on a consolidated basis to the extent that the accounts of the Company and its subsidiaries are consolidated, and will be accompanied by similar financial statements for any significant subsidiary which is not so consolidated.

      (g) The Company will maintain a Transfer Agent and, if necessary under the jurisdiction of incorporation of the Company, a Registrar (which may be the same entity as the Transfer Agent) for its Common Stock.

      (h) The Company will furnish, without charge, to the Placement Agent or on the Placement Agent's order, at such place as the Placement Agent may designate, copies of each Preliminary Prospectus, the Registration Statement and any pre-effective or post-effective amendments thereto (two copies of which will be signed and will include all financial statements and exhibits) and the Prospectus, and all amendments and supplements thereto, in each case as soon as available and in such quantities as the Placement Agent may reasonably request.

      (i) The Company will not, directly or indirectly, without the prior written consent of the Placement Agent, issue, offer, sell, grant any option to purchase or otherwise dispose (or announce any issuance, offer, sale, grant of any option to purchase or other disposition) of any shares of Common Stock or any securities convertible into, or exchangeable or exercisable for, shares of Common Stock for a period of 90 days after the date hereof, except for issuances pursuant to the exercise of stock options outstanding on or granted subsequent to the date hereof, pursuant to a stock option or other employee benefit plan in existence on the date hereof and except as contemplated by the Prospectus.

      (j) The Company will cause the Shares to be duly included for quotation on the Nasdaq National Market prior to the Closing Date.

      (k) Neither the Company nor any of its officers or directors, nor affiliates of any of them (within the meaning of the Rules and Regulations) will take, directly or indirectly, any action designed to, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company.

      (l) The Company will apply the net proceeds of the offering received by it in the manner set forth under the caption "Use of Proceeds" in the Prospectus.

      (m) The Company will timely file all such reports, forms or other documents as may be required from time to time, under the Act, the Rules and

                                      16.

Regulations, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder, and all such reports, forms and documents filed will comply as to form and substance with the applicable requirements under the Act, the Rules and Regulations, the Exchange Act and the rules and regulations thereunder.

  5. Expenses. Regardless of whether the transactions contemplated in this Agreement are consummated, and regardless of whether for any reason this Agreement is terminated, the Company will pay, and hereby agrees to indemnify the Placement Agent against, all fees and expenses incident to the performance of the obligations of the Company under this Agreement, including, but not limited to, (i) fees and expenses of accountants and counsel for the Company,
(ii) all costs and expenses incurred in connection with the preparation, duplication, printing, filing, delivery and shipping of copies of the Registration Statement and any pre-effective or post-effective amendments thereto, any Preliminary Prospectus and the Prospectus and any amendments or supplements thereto (including postage costs related to the delivery by the Placement Agent of any Preliminary Prospectus or Prospectus, or any amendment or supplement thereto), this Agreement, the Escrow Agreement and all other documents in connection with the transactions contemplated herein, including the cost of all copies thereof, (iii) fees and expenses relating to qualification of the Shares under state securities or blue sky laws, including the cost of preparing and mailing the preliminary and final blue sky memoranda and filing fees and disbursements and fees of counsel and other related expenses, if any, in connection therewith, (iv) filing fees of the Commission and the NASD relating to the Shares and reasonable fees of counsel to the Placement Agent in connection with NASD filings, (v) any fees and expenses in connection with the listing for quotation of the Shares on the Nasdaq National Market, (vi) costs and expenses incident to the preparation, issuance and delivery to the escrow Agent of any certificates evidencing the shares, including transfer agent's and registrar's fees and any applicable transfer taxes incurred in connection with the delivery to the Escrow Agent of the Shares to be sold by the company pursuant to this Agreement and (vii) the fees of the Escrow Agent. In addition, the Company shall reimburse the Placement Agent, upon invoice on a monthly basis, for all actual, accountable travel, legal (including fees and expenses of counsel to the Placement Agent) and other out-of-pocket expenses incurred in connection with their engagement hereunder up to a maximum of $75,000.

   6. Conditions of the Placement Agent's Obligations. The obligations of the Placement Agent under this Agreement are subject to the continuing accuracy of the representations of the Company herein as of the date hereof and as of the Closing Date as if they had been made on and as of the Closing Date; the accuracy on and as of the Closing Date of the statements of officers of the Company made pursuant to the provisions hereof; the performance by the Company on and as of the Closing Date of its covenants and agreements hereunder; and the following additional conditions:

                                      17.

      (a) If the Company has elected to rely on Rule 430A under the Act, the Registration Statement shall have been declared effective, and the Prospectus (containing the information omitted pursuant to Rule 430A) shall have been filed with the Commission not later than the Commission's close of business on the second business day following the date hereof or such later time and date to which the Placement Agent shall have consented; if the Company does not elect to rely on Rule 430A, the Registration Statement shall have been declared effective not later than 11:00 A.M., New York time, on the date hereof or such later time and date to which the Placement Agent shall have consented; if required, in the case of any changes in or amendments or supplements to the Prospectus in addition to those contemplated above, the Company shall have filed such Prospectus as amended or supplemented with the Commission in the manner and within the time period required by Rule 424(b) under the Act; no stop order suspending the effectiveness of the Registration Statement or any amendment thereto shall have been issued, and no proceedings for that purpose shall have been instituted or threatened or, to the knowledge of the Company or the Placement Agent, shall be contemplated by the Commission; and the Company shall have complied with any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise).

      (b) The Placement Agent shall not have advised the Company that the Registration Statement, or any amendment thereto, contains an untrue statement of fact which, in the Placement Agent's opinion, is material, or omits to state a fact which, in the Placement Agent's opinion, is material and is required to be stated therein or is necessary to make the statements therein not misleading, or that the Prospectus, or any supplement thereto, contains an untrue statement of fact which, in the Placement Agent's opinion, is material, or omits to state a fact which, in the Placement Agent's opinion, is material and is required to be stated therein or is necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

      (c) On or prior to the Closing Date, the Placement Agent shall have received from counsel to the Placement Agent, such opinion or opinions with respect to the issuance and sale of the Shares, the Registration Statement and the Prospectus and such other related matters as the Placement Agent reasonably may request and such counsel shall have received such documents and other information as they request to enable them to pass upon such matters.

      (d) On the Closing Date, the Placement Agent shall have received the opinion, dated the Closing Date, of (i) Wilson Sonsini Goodrich & Rosati, counsel to the Company ("Company Counsel"), and (ii) Townsend and Townsend and Crew, patent counsel to the Company ("Patent Counsel"), in the forms attached hereto as Exhibit A and Exhibit B, respectively.

                                      18.

      (e) On or prior to the Closing Date, counsel to the Placement Agent shall have been furnished such documents, certificates and opinions as they may reasonably require in order to evidence the accuracy, completeness or satisfaction of any of the representations or warranties of the Company or conditions herein contained.

      (f) At the time that this Agreement is executed by the Company the Placement Agent shall have received from PricewaterhouseCoopers LLP a letter as of the date this Agreement is executed by the Company in form and substance satisfactory to the Placement Agent (the "Original Letter"), and on the Closing Date the Placement Agent shall have received from such firm a letter dated the Closing Date stating that, as of a specified date not earlier than five (5) days prior to the Closing Date, nothing has come to the attention of such firm to suggest that the statements made in the Original Letter are not true and correct. The letter shall not disclose any change, or any development involving a prospective change, in or affecting the business or properties of the Company which, in the Placement Agent reasonable judgment, makes it impracticable or inadvisable to proceed with the offering of the Shares as contemplated by the Prospectus.

      (g) On the Closing Date, the Placement Agent shall have received a certificate, dated the Closing Date, of the principal executive officer and the principal financial or accounting officer of the Company to the effect that each of such persons has carefully examined the Registration Statement and the Prospectus and any amendments or supplements thereto and this Agreement, and that:

           (i) The representations and warranties of the Company in this Agreement are true and correct, as if made on and as of the Closing Date, and the Company has complied with all agreements and covenants and satisfied all conditions contained in this Agreement on its part to be performed or satisfied at or prior to the Closing Date;

           (ii) No stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose have been instituted or are pending or, to the best knowledge of each of such persons are contemplated or threatened under the Act and any and all filings required by Rule 424 and Rule 430A have been timely made;

           (iii) The Registration Statement and Prospectus and, if any, each amendment and each supplement thereto, contain all statements and information required to be included therein, and neither the Registration Statement nor any amendment thereto includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading and neither the Prospectus (or any supplement thereto) or any Preliminary Prospectus includes or included any untrue statement of a material fact or omits or omitted to state

                                      19.

any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and

           (iv) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus up to and including the Closing Date, neither the Company nor any of its subsidiaries has incurred, other than in the ordinary course of its business, any material liabilities or obligations, direct or contingent; neither the Company nor any of its subsidiaries has purchased any of its outstanding capital stock or paid or declared any dividends or other distributions on its capital stock; neither the Company nor any of its subsidiaries has entered into any transactions not in the ordinary course of business; and there has not been any change in the capital stock or consolidated long-term debt or any increase in the consolidated short-term borrowings (other than any increase in short-term borrowings in the ordinary course of business) of the Company or any material adverse change to the business properties, assets, net worth, condition (financial or other), results of operations or prospects of the Company and its subsidiaries taken as a whole; neither the Company nor any of its subsidiaries has sustained any material loss or damage to its property or assets, whether or not insured; there is no litigation which is pending or threatened against the Company or any of its subsidiaries which is required under the Act or the Rules and Regulations to be set forth in an amended or supplemented Prospectus which has not been set forth; and there has not occurred any event required to be set forth in an amended or supplemented Prospectus which has not been set forth therein.

  References to the Registration Statement and the Prospectus in this paragraph
(g) are to such documents as amended and supplemented at the date of the certificate.

      (h) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus up to and including the Closing Date there has not been (i) any change or decrease specified in the letter or letters referred to in paragraph (f) of this Section 6 or (ii) any change, or any development involving a prospective change, in the business or properties of the Company or its subsidiaries which change or decrease in the case of clause
(i) or change or development in the case of clause (ii) makes it impractical or inadvisable in the Placement Agent's judgment to proceed with the public offering or the delivery of the Shares as contemplated by the Prospectus.

      (i) No order suspending the sale of the Shares in any jurisdiction designated by you pursuant to Section 4(c) hereof has been issued on or prior to the Closing Date and no proceedings for that purpose have been instituted or, to your knowledge or that of the Company, have been or are contemplated.

      (j) The Placement Agent shall have received from each person who is a director or officer of the Company or a principal stockholder of the Company an

                                      20.

agreement to the effect that such person will not, directly or indirectly, without the prior written consent of the Placement Agent, offer, sell, grant any option to purchase or otherwise dispose (or announce any offer, sale, grant of an option to purchase or other disposition) of any shares of Common Stock or any securities convertible into, or exchangeable or exercisable for, shares of Common Stock for a period of 90 days after the date of this Agreement.

      (k) The Shares have been duly authorized for quotation on the Nasdaq National Market.

      (l) The Company shall have furnished the Placement Agent with such further opinions, letters, certificates or documents as the Placement Agent or counsel for the Placement Agent may reasonably request. All opinions, certificates, letters and documents to be furnished by the Company will comply with the provisions hereof only if they are reasonably satisfactory in all material respects to the Placement Agent and to counsel for the Placement Agent. The Company shall furnish the Placement Agent with conformed copies of such opinions, certificates, letters and documents in such quantities as you reasonably request. The certificates delivered under this Section 6 shall constitute representations, warranties and agreements of the Company as to all matters set forth therein as fully and effectively as if such matters had been set forth in Section 2 of this Agreement.

  7.  Indemnification.

      (a) The Company agrees to indemnify and hold harmless the Placement Agent and each person, if any, who controls such Placement Agent within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act, against any and all losses, claims, damages or liabilities, joint or several (and actions in respect thereof), to which such Placement Agent or such controlling person may become subject, under the Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or the Prospectus or any Preliminary Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements, in light of the circumstances under which they were made, not misleading and will reimburse, as incurred, such Placement Agent or such controlling persons for any legal or other expenses incurred by such Placement Agent or such controlling persons in connection with investigating, defending or appearing as a third party witness in connection with any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon any untrue

                                      21.

statement or alleged untrue statement or omission or alleged omission made in any of such documents in reliance upon and in conformity with information furnished in writing to the Company by the Placement Agent expressly for use therein, and provided, further, that such indemnity with respect to any Preliminary Prospectus shall not inure to the benefit of the Placement Agent (or to the benefit of any person controlling such Placement Agent) from whom the person asserting any such loss, claim, damage, liability or action purchased Shares which are the subject thereof to the extent that any such loss, claim, damage, liability or action (i) results from the fact that such Placement Agent failed to send or give a copy of the Prospectus (as amended or supplemented) to such person at or prior to the confirmation of the sale of such Shares to such person in any case where such delivery is required by the Act and (ii) arises out of or is based upon an untrue statement or omission of a material fact contained in such Preliminary Prospectus that was corrected in the Prospectus (as amended and supplemented), unless such failure resulted from non-compliance by the Company with Section 4(h) hereof. The indemnity agreement in this paragraph (a) shall be in addition to any liability which the Company may have at common law or otherwise.

      (b) The Placement Agent agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the Registration Statement, each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities (and actions in respect thereof) to which the Company or any such director, officer, or controlling person may become subject, under the Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or the Prospectus or any Preliminary Prospectus, or any amendment or supplement thereto or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information furnished in writing by the Placement Agent to the Company expressly for use therein; and will reimburse, as incurred, all legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person in connection with investigating or defending any such loss, claim, damage, liability or action. The Company acknowledges that the statements with respect to the public offering of the Shares set forth under the heading "Plan of Distribution" in the Prospectus have been furnished by the Placement Agent to the Company expressly for use therein and constitute the only information furnished in writing by or on behalf of the Placement Agent for inclusion in the Prospectus. The indemnity agreement contained in

                                      22.

this subsection (b) shall be in addition to any liability which the Placement Agent may have at common law or otherwise.

      (c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against one or more indemnifying parties under this Section 7, notify such indemnifying party or parties of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) of this Section 7 or to the extent that the indemnifying party was not adversely affected by such omission. In case any such action is brought against an indemnified party and it notifies an indemnifying party or parties of the commencement thereof, the indemnifying party or parties against which a claim is to be made will be entitled to participate therein and, to the extent that it or they may wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party has reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and otherwise to participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses (other than the reasonable costs of investigation) subsequently incurred by such indemnified party in connection with the defense thereof unless
(i) the indemnified party has employed such counsel in connection with the assumption of such different or additional legal defenses in accordance with the proviso to the immediately preceding sentence, (ii) the indemnifying party has not employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, or (iii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party.

      (d) If the indemnification provided for in this Section 7 is unavailable to hold harmless an indemnified party under paragraph (a) or (b) above in respect of any losses, claims, damages, expenses or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof)
(i) in such proportion as is appropriate to reflect the relative benefits received by each of the contributing parties, on the one hand, and the party to be indemnified, on the other hand, from the offering of the Shares or (ii) if the allocation

                                      23.

provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of each of the contributing parties, on the one hand, and the party to be indemnified, on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. In any case where the Company is a contributing party and the Placement Agent is the indemnified party, the relative benefits received by the Company, on the one hand, and the Placement Agent, on the other, shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares (before deducting expenses) bear to the total placement agent commissions and fees received by the Placement Agent hereunder, in each case as set forth in the table on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Placement Agent, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this paragraph (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this paragraph (d), no Placement Agent shall be required to contribute any amount in excess of the placement agent commissions applicable to the Shares paid to such Placement Agent hereunder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), (i) each person, if any, who controls the Placement Agent within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Placement Agent, and (ii) each director of the Company, each officer of the Company who has signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company, subject in each case to this paragraph (d). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect to which a claim for contribution may be made against another party or parties under this paragraph
(d), notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation (x) it or they may have hereunder or otherwise than under this paragraph (d) or (y) to the extent that such party or parties were not adversely affected by such omission. The contribution agreement set forth above shall be

                                      24.

in addition to any liabilities which any indemnifying party may have at common law or otherwise.

  8. Representations, etc. to Survive Delivery. The respective representations, warranties, agreements, covenants, indemnities and statements of, and on behalf of, the Company and its officers and the Placement Agent, respectively, set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Placement Agent, and will survive delivery of and payment for the Shares. Any successors to the Placement Agent shall be entitled to the indemnity, contribution and reimbursement agreements contained in this Agreement.

  9.  Termination.

      (a) This Agreement (except for the provisions of Sections 5 and 7 hereof) may be terminated by the Placement Agent by notice to the Company in the event that the Company has failed to comply in any respect with any of the provisions of this Agreement required on it to be performed at or prior to the Closing Date, or if any of the representations or warranties of the Company is not accurate in any respect or if the covenants, agreements or conditions of, or applicable to the Company herein contained have not been complied with in any respect or satisfied within the time specified on the Closing Date or if prior to the Closing Date:

           (i) the Company or any of its subsidiaries shall have sustained a loss by strike, fire, flood, accident or other calamity of such a character as to interfere materially with the conduct of the business and operations of the Company and its subsidiaries takes as a whole regardless of whether or not such loss was insured;

           (ii) trading in the Common Stock shall have been suspended by the Commission or the Nasdaq National Market or trading in securities generally on the New York Stock Exchange or the Nasdaq National Market shall have been suspended or a material limitation on such trading shall have been imposed or minimum or maximum prices shall have been established on any such exchange or market system;

           (iii) a banking moratorium shall have been declared by New York or United States authorities;

           (iv) there shall have been an outbreak or escalation of hostilities between the United States and any foreign power or an outbreak or escalation of any other insurrection or armed conflict involving the United States; or

           (v) there shall have been a material adverse change in (A) general economic, political or financial conditions or (B) the present or prospective business or condition (financial or other) of the Company and its subsidiaries taken as a whole that, in

                                      25.

each case, in the Placement Agent's judgment, makes it impracticable or inadvisable to make or consummate the public offering, sale or delivery of the Shares on the terms and in the manner contemplated in the Prospectus and the Registration Statement.

      (b) This Agreement may be terminated by either party in the event that the Requisite Funds shall not have been deposited by Investors by the close of business thirty (30) days after the Effective Date.

      (c) Termination of this Agreement shall be without liability of any party to any other party other than as provided in Sections 5 and 7 hereof.

  10. Notices. All communications hereunder shall be in writing and if sent to the Placement Agent shall be mailed or delivered or telegraphed and confirmed by letter or telecopied and confirmed by letter to ING Baring Furman Selz Incorporated at 55 East 52nd Street, 33rd Floor, New York, New York 10055,
Attention: Syndicate Department or, if sent to the Company, shall be mailed or delivered or telegraphed and confirmed to the Company at 1615 Plymouth Street, Mountain View, CA 94043, Attention: Chief Executive Officer.

  11. Successors. This agreement shall incur to the benefit of and be binding upon the Company and the Placement Agent and the Company's and the Placement Agent's respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person, except that the representations, warranties, indemnities and contribution agreements of the Company contained in this Agreement shall also be for the benefit of any person or persons, if any, who control the Placement Agent within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act, and except that the Placement Agent's indemnity and contribution agreements shall also be for the benefit of the directors of the Company, the officers of the Company who have signed the Registration Statement and each person or persons, if any, who control the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act.

  12. Applicable Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the choice of law or conflict of law principles thereof. Each party hereto consents to the jurisdiction of each court in which any action is commenced seeking indemnity or contribution pursuant to Section 7 above and agrees to accept, either directly or through an agent, service of process of each such court.

                                      26.

  13. Counterparts. This agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

                                      27.

   If the foregoing correctly sets forth our understanding, please indicate the Placement Agent's acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

                                Very truly yours,

                                FUSION MEDICAL TECHNOLOGIES, INC.



                                By:
                                   --------------------------------------
                                      Philip Sawyer
                                      Chief Executive Officer and President

Accepted as of the date
first above written:

ING Baring Furman Selz LLC



By:
   -----------------------------------

Title:
      --------------------------------

                                      28.

                                   Exhibit B

                    MATTERS TO BE COVERED IN THE OPINION OF
                       WILSON, SONSINI, GOODRICH & ROSATI
                            Counsel for the Company

  1. Each of the Company and its subsidiaries has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, is duly qualified as a foreign corporation and in good standing in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such qualification (except where the failure to be so qualified would not have a Material Adverse Effect, and has full corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement.

  2. The authorized, issued and outstanding capital stock of the Company is as set forth in the Registration Statement and the Prospectus under the caption "Capitalization" as of the dates stated therein; proper corporate proceedings have been taken validly to authorize such authorized capital stock; all of the outstanding shares of such capital stock (including the Shares) have been duly authorized and validly issued and are fully paid and nonassessable; and no preemptive rights or rights of refusal in favor of, stockholders exist with respect to the Shares, or the issue and sale thereof, pursuant to the certificate of incorporation or bylaws of the Company and, to such counsel's knowledge, there are no contractual preemptive rights, rights of first refusal or rights of co-sale which exist with respect to the issue and sale of the Shares that have not expired or been waived in writing.

  3. The Registration Statement has become effective under the Act and no stop order suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus has been issued or is in effect and no proceedings for that purpose have been instituted or are pending or, to such counsel's knowledge, contemplated by the Commission.

  4. The Registration Statement and the Prospectus (except as to the financial statements and schedules and financial data derived therefrom contained therein, as to which such counsel need express no opinion) comply and as of the Effective Date complied as to form in all material respects with the requirements of the Act and with the Rules and Regulations, and to such counsel's knowledge, there are no agreements, contracts, leases, documents or legal proceedings, pending or threatened, that are of a character required to be described in, or filed as an exhibit to, the Registration Statement which are not described or filed as required by the Act and the applicable Rules and Regulations.

  5. The form of certificate evidencing the Common Stock complies with the applicable provisions of Delaware law.

  6. The statements under the captions "Management -- Limitations on Directors Liability and Indemnification," "Description of Capital Stock -- Certain Change of Control Provisions," and "Shares Eligible for Future Sale," in the Registration Statement and the Prospectus insofar as such statements constitute a summary of statutes, rules and regulations, including the Delaware General Corporation Law and the description of the certificate of incorporation and bylaws, are accurate summaries and fairly and correctly present the information required to be presented by the Act or the Rules and Regulations in all material respects; and, to such counsel's knowledge, there are no statutes, rules or regulations required to be described in the Registration Statement or the Prospectus that are not described or referred to therein as required.

  7. The Company and each of its subsidiaries has the corporate power and authority to own or lease all of the assets owned or leased by it and to conduct its business, in each case as described in the Registration Statement and the Prospectus, except where failure to have such power and authority would not have a Material Adverse Effect.

  8. No authorization, approval, consent, order, designation or declaration of or filing by or with any governmental authority or agency is necessary in connection with the execution and delivery of this Agreement by the Company and the consummation of the transactions therein contemplated except such as may have been obtained under the Act and the Rules and Regulations or such as may be required under state securities or Blue Sky laws or by the bylaws and rules of the NASD.

  9. Each of the Placement Agency Agreement and the Escrow Agreement and the transaction contemplated thereby, including the issuance and sale of the shares, have been duly authorized by all necessary corporate action on the part of the Company; each of the Placement Agency Agreement and the Escrow Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery by the Representatives, is a valid and binding agreement of the Company, except insofar as indemnification and contribution provisions may be limited by applicable law or equitable principles, and except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by general equitable principles.

  10. Except as set forth in the Registration Statement and Prospectus, no holders of the Company's Common Stock or other securities have registration rights with respect to securities of the Company, and all holders of securities of the Company having rights to the registration of shares of Common Stock, or other securities, because of the filing of the Registration Statement by the Company have waived such rights or such rights have expired by reason of lapse of time following notification of the Company's intent to file the Registration Statement.

  11. The Shares issued and sold by the Company has been approved for quotation on the Nasdaq National Market, subject to official notice of issuance.

  12. Any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) of the Rules and Regulations has been made in the manner and within the time period required by such Rule 424(b).

  13. The statements under the captions "Management -- Incentive Stock Plans," "Management -- 401(k) Plan," "Certain Transactions," "Description of Capital Stock" and "Shares Eligible For Future Sale" in the Prospectus, insofar as such statements constitute a summary of documents referred to therein or matters of law, are accurate summaries and fairly and correctly present, in all material respects, the information called for with respect to such documents and matters, provided, however, that such counsel shall be entitled to rely on representations of the Company with respect to certain factual matters contained in such statements, and provided further that such counsel shall state that nothing has come to the attention of such counsel which leads them to believe that such representations are not true and correct in all material respects.

  14. The execution, delivery and performance of the Agreement and the consummation of the transactions therein contemplated do not and will not (a) conflict with or result in a breach of any of the terms or provisions of or, constitute a default under, the certificate of incorporation or bylaws of the Company or any of its subsidiaries, any agreement or document filed as an exhibit to the Registration Statement, or, to such counsel's knowledge, any statute, rule or regulation applicable to the Company or any of its subsidiaries (except that no opinion need to be expressed with respect to compliance with federal and state securities laws), or (b) result in the creation or imposition of any lien or encumbrance upon any of the assets of the Company or any of its subsidiaries pursuant to the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or constitute a default or result in the acceleration of any obligation under, any indenture, mortgage, deed of trust, loan agreement, bond, debenture, note agreement, other evidence of indebtedness, or material lease, contract or other material agreement or instrument to which the Company or any of its subsidiaries is a party or by which its property is bound, or (c) to such counsel's knowledge, conflict with or result in a violation or breach of, or constitute a default under, any applicable license, authorization, approval, permit, judgment, franchise, order, writ or decree of any court or governmental agency or body.

  15. Neither the Company or any of its subsidiaries is in violation of its certificate of incorporation or bylaws, and, to such counsel's knowledge, neither the Company or any of its subsidiaries is in breach of, or default with respect to, any provision of any agreement that was filed as an exhibit to the Registration Statement, and the Company and its subsidiaries are compliance with all laws, rules, regulations, judgments, decrees, orders and statutes of any court or jurisdiction to which it is subject, except where noncompliance would not have a Material Adverse Effect.

  16. To such counsel's knowledge, there are no pending or threatened actions, suits, claims, proceedings or investigations that, if successful, would have a Material Adverse Effect, or would limit, revoke, cancel, suspend, or cause not to be renewed any existing license, certificate, registration, approval or permit, known to such counsel, from any state, federal, or regulatory authority that is material to the conduct of the business of the Company as presently conducted, or that is of a character otherwise required to be disclosed in the Registration Statement or the Prospectus under the Act or the applicable Rules and Regulations.

  17. The Company will not, upon consummation of the transactions contemplated by this Agreement, be an "investment company," or a "promoter" or "principal underwriter" for, a "registered investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

  In addition, such counsel shall include a statement to the effect that such counsel has participated in conferences with officers and other representatives of the Company, the Placement Agent, Placement Agent's counsel and the independent accountants of the Company, concerning the Registration Statement and the Prospectus and has considered the matters required to be stated therein and the statements contained therein, and that, although such counsel does not assume responsibility for and has not independently verified the accuracy, completeness or fairness of such statements, nothing has come to such counsel's attention that causes such counsel to believe that (1) the Registration Statement (other than the financial statements, financial data and supporting schedules included therein, as to which such counsel need express no opinion or belief), at the time it was declared effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (2) the Prospectus (other than the financial statements and financial data included therein, as to which such counsel need express no opinion or belief), at the time the Registration Statement was declared effective (unless the term "Prospectus" refers to a prospectus that has been provided to the Placement Agent by the Company for use in connection with the offering of the Shares that differs from the Prospectus on file at the Commission at the time the Registration Statement was declared effective, in which case at the time such Prospectus was first provided to the Placement Agent for such use), or at the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

  Counsel rendering the foregoing opinion may rely as to questions of law not involving the laws of the United States, the laws of the State of California, or the Delaware General Corporation Law upon opinions of local counsel satisfactory in form and scope to counsel for the Placement Agent. A copy of each such opinion so relied upon shall include a statement that the Placement Agent are entitled to rely on such opinion and shall be delivered to the Placement Agent and to the Placement Agent's Counsel concurrently with the opinion above set forth.

                                   Exhibit C

                    MATTERS TO BE COVERED IN THE OPINION OF
                         TOWNSEND AND TOWNSEND AND CREW

  1. Such counsel has no reason to believe that the Registration Statement or the Prospectus (a) contains any untrue statement of a material fact with respect to the Intellectual Property owned or used by the Company, or the manner of its use thereof, or any allegation on the part of any person that the Company is infringing any intellectual property rights of any such person or (b) omits to state any material fact relating to the Intellectual Property owned or used by the Company, or the manner of its use thereof, or any allegation of which such counsel have knowledge, that is required to be stated in the Registration Statement or the Prospectus or is necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

  2. To the best of such counsel's knowledge, there are no legal or governmental proceedings relating to the Intellectual Property owned or used by the Company pending against the Company, or any third party; there are no legal or governmental proceedings relating to a third party's intellectual property rights pending against the Company; and no such proceedings are threatened or contemplated by governmental authorities or others.

  3. To the best of such counsel's knowledge, the Company is not infringing or otherwise violating any intellectual property rights of others, and there are no infringements by others of any intellectual property rights owned or used by the Company that, in the judgment of such counsel, could affect materially the use thereof by the Company.

  4. Based on such counsel's representation of the Company and patent searches related to the Company's freedom to operate, such counsel does not know of any intellectual property licenses or other rights not possessed by the Company which would be necessary to conduct the business now being or proposed to be conducted by the Company as described in the Prospectus.

  5. Such statements in the Registration Statement and Prospectus as the Placement Agent's counsel shall have reasonably determined relate to the Intellectual Property (including, without limitation, all statements under the captions "Risk Factors We Face Risks Related to Intellectual Property Rights" and "Business -- Patents and Proprietary Rights"), insofar as such statements constitute summaries of matters of law, are accurate and complete statements or summaries of such matters of law set forth therein.

  6. Based on such counsel's representation of the Company and patent searches related to the Company's freedom to operate, such counsel has no knowledge of any facts that would preclude the Company from having valid license rights or clear title to the patents referenced in the Prospectus. Counsel is unaware of any facts that form a basis for a finding of unenforceability or invalidity of any of the Company's Intellectual Property.

  7. Subject to any disclosure to the contrary in the Prospectus, such counsel is not aware of any material defects with respect to the Company's patent applications presently on file that (a) would preclude the issuance of patents with respect to such applications or (b) would lead such counsel to conclude that such patents, if issued, would not be valid and enforceable in accordance with applicable regulations.

  Such counsel may advise the Representatives that, in rendering their opinion, they have relied on certain factual representations of the Company and that they have not independently verified the accuracy and completeness of such representations.